Exhibit 10.1

GEMSTAR TV GUIDE INTERNATIONAL, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

        THIS AGREEMENT dated as of the <day> day of <Month>, <year>, between Gemstar TV Guide International, Inc., a Delaware Corporation (the “Corporation”), and <optionee> (the “Optionee”).

W I T N E S S E T H

        WHEREAS, pursuant to the Gemstar-TV Guide International, Inc. 1994 Stock Incentive Plan, as amended and restated (the “Plan”), the Corporation has granted to the Optionee effective as of the <day> of <month>, <year> (the “Award Date”) a nonqualified stock option to purchase all or any part of <shares> authorized but unissued or treasury shares of the Corporation’s Ordinary Shares, $.01 par value (the “Common Stock”) of the Corporation upon and subject to the terms and conditions set forth herein and in the Plan.

        NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties agree as follows:

    1.        Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

    2.        Grant of Option. This Agreement evidences the Corporation’s grant to the Optionee of the right and option to purchase, on the terms and conditions set forth herein and in the Plan, all or any part of an aggregate of <shares> shares of the Common Stock at a per share price of <price> (the “Option”), exercisable from time to time only to the extent provided below and prior to the close of business on the day before the tenth anniversary of the Award Date (the “Expiration Date”), subject to the provisions of this Agreement and the Plan. The Option is intended to be a Non-Qualified Stock Option and not an incentive stock option under Section 422 of the Code.

    3.        Exercisability of Option. The Option shall first become exercisable in installments for a number of shares (subject to adjustment) as follows:

Date on or after which Option installment may be exercised	Number of Shares (subject to adjustment) as to which Option is exercisable
First Anniversary of Award Date	<vest 1>
Second Anniversary of Award Date	<vest 2>
Third Anniversary of Award Date	<vest 3>
Fourth Anniversary of Award Date	<vest 4>
Fifth Anniversary of Award Date	<vest 5>

To the extent the Optionee does not purchase all or any part of the shares as to which the Option is exercisable and to which the Optionee is entitled, the Optionee has the right cumulatively thereafter to purchase any shares not so purchased and such right shall continue until the Option terminates or expires. Fractional share interests shall be disregarded, but may be cumulated. No fewer than 50 shares may be purchased at any one time, unless the number purchased is the total number at the time available for purchase under the Option.

    4.        Method of Exercise of Option. The Option shall be exercisable by the delivery to each Corporation of a written exercise notice in the form attached as Exhibit A (the “Exercise Agreement”), which shall state the number of shares to be purchased pursuant to the Option and be accompanied by payment in money in accordance with Section 2.2 of the Plan of the full purchase price of the shares to be purchased (unless the Committee hereafter authorizes and approves a non-cash payment consistent with Section 2.2 and 4.4 of the Plan) and for the amount of any tax withholding obligation under Section 4.5 of the Plan. In addition, the Optionee (or the Optionee’s Beneficiary or Personal Representative) shall furnish any written statements required pursuant to Section 4.4 of the Plan.

    5.        Continuance of Service Required; No Service Commitment. The vesting schedule requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Agreement. Partial service, even if substantial, during any vesting period will not entitle the Optionee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 6 below or under the Plan.

Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation, confers upon the Optionee any right to continue in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Optionee’s other compensation.

    6.        Effect of Termination of Services or Death. The Option and all other rights hereunder, to the extent not previously exercised, shall terminate and become null and void at such time as the Optionee ceases to be a member of the Corporation’s Board of Directors (the “Board”), except that:

    (a)        if the Optionee ceases to be a member of the Board for any reason other than because of the Optionee’s death or Total Disability, the Optionee may exercise the Option, to the extent the Option was vested at the time he or she ceased to be a Board member, at any time within the scheduled term of the Option (subject to earlier termination as described below or in Section 7 below); and

    (b)        if the Optionee ceases to be a member of the Board because of the Optionee’s Total Disability or if the Optionee dies while a member of the Board, any outstanding and unvested portion of the Option shall thereupon become fully vested and the Optionee or as the case may be the Optionee’s Beneficiary may exercise the Option at any time within the scheduled term of the option (subject to earlier termination as described below or in Section 7 below).

If the Optionee remains an Eligible Person following a change of position, such change shall not be deemed a termination of services unless the Committee otherwise determines. A determination evidenced by a notice of termination executed by or on behalf of the Corporation and delivered to the Optionee shall be conclusive evidence of a termination of services and/or employment, as the case may be, for these purposes.

If the Optionee materially breaches any fiduciary duty owed to the Corporation, whether before or after his or her employment or services with the Company terminate, the Option, to the extent not previously exercised, and all other rights hereunder, whether vested and exercisable or not, shall thereupon terminate and become null and void.

    7.        Termination of Option Under Certain Events. As contemplated by Sections 4.2, 4.3 and 4.4 of the Plan, this Option may be terminated or rendered non-exercisable (to the extent it was not previously exercised) in certain circumstances, as described therein.

    8.        Non-Transferability of Option. This Option and any other rights of the Optionee under this Agreement or the Plan are nontransferable and subject to extensive restrictions under Section 1.9 of the Plan. The shares issuable on exercise of this Option are also subject to restrictions on transfer under Section 1.10 of the Plan and to any and all repurchase or redemption rights of the Corporation that may be provided under its Memorandum of Association and Articles of Association, as amended from time to time.

    9.        Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office and to the Optionee at the addresses given beneath their respective signatures hereon, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Optionee is no longer an Eligible Person, any notice to the Optionee shall be deemed to have been duly given when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

    10.        Plan. The Option and all rights of the Optionee thereunder are subject to, and the Optionee agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by this reference. In the event of a conflict or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan shall govern. The Optionee acknowledges receipt of a copy of the Plan, which is made a part hereof by this reference, and agrees to be bound by the terms thereof. Unless otherwise expressly provided in other Sections of this Agreement, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any rights in the Optionee, unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Committee so conferred by appropriate action of the Committee under the Plan after the date hereof.

    11.        Entire Agreement. The Plan and this Agreement may be amended pursuant to Section 4.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Optionee, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. Notwithstanding the foregoing, to the extent any term or provision in this Agreement is inconsistent with or is in conflict with any term(s) or provision(s) in any written services, employment and/or related agreement(s) with Employee, the terms and provisions of any such employment, service and/or related agreement(s) shall control.

    12.        Severability. If a court of competent jurisdiction determines that any portion of this Option Agreement is in violation of any statute or public policy, then only the portions of this Option Agreement which violate such statute or public policy shall be stricken, and all portions of this Option Agreement which do not violate any statute or public policy shall continue in full force and effect. Further, it is the parties’ intent that any court order striking any portion of this Agreement should modify the terms as narrowly as possible to give as much effect as possible to the intentions of the parties’ under this Agreement.

    13.        Governing Law; Limited Rights.

    13.1.        California Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

    13.2.        Privileges of Stock Ownership. Except as otherwise expressly authorized by the Committee or the Plan, the Optionee will not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Optionee. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

    13.3.        No Restriction on Corporate Powers. The existence of the Plan and/or the Option shall not affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other change in the Corporation’s capital structure or its business, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Corporation’s capital stock or the rights thereof, the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Optionee has hereunto set his or her hand.

GEMSTAR TV GUIDE INTERNATIONAL, INC. By: ____________________________________ Title: EVP-Administration OPTIONEE <optionee> (Address) (City, State, Zip Code)

CONSENT OF SPOUSE

In consideration of the execution of the foregoing Nonqualified Stock Option Agreement by Gemstar TV Guide International, Inc., I,__________ , the spouse of the Optionee herein named, do hereby join with my spouse in executing the foregoing Nonqualified Stock Option Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Dated: ____________________________________	____________________________________
(Signature of Spouse)

EXHIBIT A

GEMSTAR TV GUIDE INTERNATIONAL, INC.
STOCK OPTION EXERCISE AGREEMENT

                       Optionee:  _________________________________                         Social Security #:  ___________________________________
                       Address: ______________________________________________________________________________________________

    1.        I, the undersigned, hereby elect to exercise my options to purchase shares of common stock of Gemstar TV Guide International, Inc. (the “Corporation”) as follows:

Grant Type	Grant No. (if available)	Grant Date	Total Granted	Shares Exercisable	Shares to be Exercisable	Option Price/Share	Total Option Price (A)*

    2.        Optionee acknowledges that Optionee has received, read and understood the Corporation’s 1994 Stock Incentive Plan, as amended from time to time (the “Plan”), and his or her Nonqualified Stock Option Agreement evidencing the option being exercised (the “Option Agreement”), and agrees that he or she has abided, and will abide by, and is and will be bound by their terms and conditions.

    3.        Optionee further represents to the Corporation that he or she has not engaged in any Detrimental Activity (as such term is defined in the Option Agreement) during the period in which the option to acquire shares of the Corporation’s stock was outstanding. The Optionee further represents to the Corporation and agrees that, for the six month period (the “Restricted Period”) following this option exercise and acquisition of the number of shares of the Corporation’s stock set forth above (the “Shares”) by the Optionee, he or she will not engage in any Detrimental Activity. Should the Optionee have previously engaged in any Detrimental Activity or engage in any Detrimental Activity in such six-month period:

    (a)        the Corporation shall have the right (but not the obligation) to repurchase any of the Shares then held by the Optionee (and the Optionee shall be obligated to sell such Shares) for the lesser of (a) the Fair Market Value (as such term is defined in the Plan) of the Shares at the time the Corporation gives notice of its intent to repurchase the Shares or (b) the per share price paid for such Shares by the Optionee in connection with this option exercise; or

    (b)        if all or a portion of the Shares are not then owned by the Optionee without restriction (for this purpose, the Shares shall be considered restricted if they are subject to, without limitation, any lien, encumbrance, pledge, or other interest of a third party), the Corporation shall have the right (but not the obligation) to require the Optionee to pay to the Corporation an amount equal to:

    (i)        the total number of Shares acquired by the Optionee, multiplied by

    (ii)        the difference between (x) the greater of the Fair Market Value of a Share on the date hereof or the per Share consideration received by the Optionee in any sale or other transfer of all or a portion of the Shares, and (y) the per share price paid for such Shares by the Optionee in connection with this option exercise.

* Plus applicable withholding taxes — See Section 4.

The Corporation’s right to repurchase Shares or require payment in accordance with the foregoing shall be exercisable by the Corporation by delivery of a written notice to the Optionee, which notice must set forth the general basis of the Corporation’s finding of Detrimental Activity, be mailed to the attention of or otherwise actually delivered to the Optionee at the Optionee’s most recent address reflected in the Corporation’s payroll records, and be so mailed or delivered during the Exercise Period set forth below.

The “Exercise Period” shall commence on the date hereof and shall terminate on the later of the date that is six months after the expiration of the Restricted Period or the date that is two months after the Corporation first has knowledge that the Optionee engaged in Detrimental Activity; provided that in no case will the Exercise Period exceed eighteen (18) months.

The closing of any Share repurchase under this section shall be at a date specified by the Corporation in its notice, such date to be no later than 30 days after the date of the Corporation’s notice. The purchase price shall be paid at the closing in the form of a check against surrender by the Optionee of a stock certificate evidencing the repurchased Shares with duly endorsed stock powers, free f adverse claims. No adjustments (other than pursuant to Section 4.2 of the Plan) shall be made to the purchase price for fluctuations in the fair market value of the Shares after the date of the Corporation’s notice. The Optionee shall represent to the Corporation that the Shares are not subject to any lien, encumbrance, pledge, or other interest of a third party. The Optionee may not sell, encumber, pledge or otherwise transfer or alienate any Shares after the Corporation gives notice of its intent to repurchase the Shares.

The Corporation shall have the right, to the maximum extent permitted by law, to offset against any payment otherwise due to the Optionee the amount the Optionee is required to pay to the Corporation in accordance with the foregoing.

Any payment required to be made by the Optionee to the Corporation in accordance with the foregoing (to the extent not off-set as described above) shall (a) be paid in the form of a certified or cashier’s check payable to the order of the Corporation, and (b) be delivered no later than 30 days after the date of the Corporation’s notice to the Corporation at the address of its principal executive offices to the attention of the Chief Executive Officer, such delivery to be made by postage pre-paid registered or certified U.S. Mail.

The Optionee acknowledges and agrees that the enforceability of the provisions in this section was a condition precedent to the Corporation’s grant of the option to acquire the Shares and to the Corporation’s delivery of the Shares in respect of this exercise of the Option. The Optionee agrees that the foregoing Detrimental Activity provisions are reasonable.

    4.        Optionee agrees that a check or wire transfer in the amount of the Total Option Price, which equals the number of shares being acquired multiplied by the per share exercise price, should be made payable and delivered to the Corporation, attention Marilin Turner (or such other person as the Corporation may designate from time to time), at the time of exercise. A separate check in the amount of Total Tax Due (as calculated below) should be made payable to your employer (e.g., GDC, GTI, VGI, NMI, SBP, STI, TDN or TVG) and delivered to the attention of Marilin Turner (or such other person as the corporation may designate from time to time) at the time of exercise.

FMV @ Exercise:	(B) $__________	Federal* (28.0% x C)	$_________
Total Option Price:	(A) $__________	State* (applicable taxes)	$_________
Total Gain on Exercise:	(C) $__________	FICA/Ins (6.2% x C)	$_________
	(C) = (B) - (A)	Medicare (1.45% x C)	$_________
		Disability (applicable taxes)	$_________
		City Tax (applicable taxes)	$_________
		Total Tax Due:	$_________

    5.        Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with his or her own tax advisors regarding these matters and that he or she is not relying on the Corporation, or any of its affiliates, officers, employees or agents, for any tax advice.

    6.        This Agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

    7.        If a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken, and all portions of this Agreement which do not violate any statute or public policy shall continue in full force and effect. Further, it is the parties’ intent that any court order striking any portion of this Agreement should modify the terms as narrowly as possible to give as much effect as possible to the intentions of the parties’ under this Agreement.

    8.        The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Corporation and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Corporation and Optionee.

Certificate Instructions:
(  )  Same-Day-Sale                                                                                                                               (  )  Cash Exercise. Please issue certificate in my name, as follows:

Broker:	Name:
Address:	Address:

I am a/an:      (  )   Officer  (  )    Director  (  )     Employee  (  )    Insider of Gemstar TV Guide International, Inc.

_______________________________________	_______________________________________
Optionee Signature	GEMSTAR TV GUIDE INTERNATIONAL, INC.
Date: _________________________________	Date: _________________________________